Exhibit 10.7

CERTAIN IDENTIFIED INFORMATION MARKED BY [*] HAS BEEN EXCLUDED
FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD
LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRATION IF PUBLICLY
DISCLOSED

February 14, 2021

Re:  [*] $46,150,000 Credit Facility

Reference is hereby made to the Letter Agreement, dated December 28, 2020 (the “Credit Facility Letter”), between AFC Gamma, Inc. (“AFC Gamma”), on the one hand, and [*] (collectively, “[*]”), on the other hand, with respect to a credit facility (the “Credit Facility”) proposed to be made available by AFC Gamma and/or its affiliates and designees to [*] upon the terms set forth in the term sheet attached thereto (the “Term Sheet”).   Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Credit Facility Letter (including the Term Sheet).

In accordance with its right, pursuant to the Credit Facility Letter and the Term Sheet, to allocate or syndicate all or a portion of the $46,150,000 of loans under the Credit Facility, AFC Gamma hereby allocates $24,150,000 of loans under the Credit Facility (the “AFC Management Portion”) to AFC Management, LLC (“AFC Management”).   Subject to the immediately following paragraph, AFC Management hereby agrees that if the Credit Facility is funded in accordance with the Letter Agreement and the Term Sheet, it will fund up to $24,150,000 of loans under the Credit Facility.

In furtherance of AFC Gamma’s right to allocate or syndicate loans under the Credit Facility to its affiliates and/or designees, AFC Gamma grants to AFC Management, as its designee for syndication, the right to further syndicate the AFC Management Portion to other lenders or financial institutions in AFC Management’s discretion.

In connection with the allocations, syndications and designations set forth herein:

1.  As between AFC Gamma and AFC Management, AFC Management shall be solely responsible (subject to its syndication rights) for the funding of the AFC Management Portion.

2.  AFC Management, in its capacity as Agent for the Credit Facility, shall be entitled to the entirety of the Agent Fee set forth in the Term Sheet, for its services as Agent.

3.  The Original Issue Discount set forth in the Term Sheet, with respect to the AFC Management Portion, shall be for the account of AFC Gamma; provided, however, that as AFC Gamma’s designee for syndication of the Credit Facility, AFC Management shall have the right to allocate the Original Issue Discount with respect to the AFC Management Portion to lenders or financial institutions (other than AFC Management) to whom the AFC Management Portion may be syndicated.

This letter shall be governed by the laws of the State of Florida, and the parties hereby submit to the jurisdiction of the courts of the State of Florida.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have set forth their signatures as of the date first above written:

AFC GAMMA, INC.

By	/s/ Leonard M. Tannenbaum
Name: Leonard M. Tannenbaum
Title: Chief Executive Officer

AFC MANAGEMENT, LLC

By	/s/ Thomas Geoffroy
Name: Thomas Geoffroy
Title: Chief Financial Officer